PART II - OTHER INFORMATION
Exhibit 23

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                      EDGAR Filing.net, Inc.
                      A Nevada Corporation


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            Consents of Independent Public Accountants


G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)





November 12, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of November 12, 2001, on the Financial Statements of Edgar Filing.net, Inc. for the three months and nine months ending September 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,



/s/ G. Brad Beckstead, CPA

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